Exhibit 3.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 11:30 AM  07/18/2003
FILED 11:30 AM 07/18/2003
SRV 030473927 - 2725833 FILE

                      CERTIFICATE OF RENEWAL AND REVIVAL OF
                           CERTIFICATE OF INCORPORION
                                       OF
                           LOTTLINK TECHNOLOGIES, INC.

It is hereby certified that:

1. The name of the corporation (herein called the "corporation") is

                           Lottlink Technologies, Inc.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is March 6, 1977.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent as such address as follows: Corporation Service Company, 271 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 1999 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for an will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 27, 1999.

6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as described by Section 312 of the General Corporation Law of the State of Delaware.

Signed on July 16, 2003                                   /s/ ALICE FORD
                                                          --------------
                                                          Alice Ford, Secretary